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                                  EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



    We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-07959, No. 333-42161 and No. 333-72531 and the Registration Statements on Form S-3 No. 333-35343, No. 333-33997, No. 333-71053, and No.
333-59305 of our report dated February 18, 1999, with respect to the consolidated financial statements and schedule of Radiance Medical Systems, Inc. and subsidiaries included in this Annual Report (Form 10-K/A) for the year ended December 31, 1998.

/s/ ERNST & YOUNG LLP

Orange County, California
April 26, 1999